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                                                                   EXHIBIT 10.13


                                                                         DirecTv


                                                                   JAMES B. RAMO

                                                           SENIOR VICE PRESIDENT

July 9, 1993

Mr. B. R. Phillips III
National Rural Telecommunications Cooperative
Woodland Park
2201 Cooperative Way, Suite 400
Herndon, Virginia 22701

Reference:   DBS Distribution Agreement Dated April 10, 1992 between
             Hughes Communications Galaxy, Inc. (HCG) and the
             National Rural Telecommunications Cooperative (NRTC), as amended (the "Agreement")

Dear Bob:

The following sets forth the changes to the Agreement and the primary terms of the Joint Marketing Agreement as agreed to during our meeting on July 6, 1993.

A. Extension of Deadlines. The parties agree to extend the deadlines contained in the Agreement as follows:

     (1) Except as described in (2) below, the final deadline for executing or amending a Member Contract shall be July 31, 1993.

     (2) Existing Committed Members as of July 31, 1993 shall have the right to amend their Member Agreements to include Cabled Eligible Residences until August 31, 1993.

     (3) Payment for any Committed Member Residences (Cabled or Non-Cabled) shall be paid to HCG on or before August 31, 1993.

     (4) The above process shall fulfill HCG's obligations under Section 5.01(b)(ii) of the Agreement (i. e., the "Expansion Opportunity").

     (5) If NRTC pays to HCG $60M during the period of June 21, 1993 through August 31, 1993, then NRTC will be granted an extension until
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          November 15, 1993 to reach the $250M benchmark. NRTC shall have the right to pay HCG up to $15M of the additional $60M in the form of irrevocable commitments payable on November 15, 1993. If the November extension is granted and NRTC does not reach the full $250M benchmark, then the NRTC Territory shall be defined as those territories acquired as of August 31, 1993, including those acquired through the irrevocable commitments, and HCG shall control all other territories.

B. Cabled Eligible Residences. Until August 31, 1993, NRTC shall have the right to offer Cabled Eligible Residences at discounted rates as follows:

     (1) New and existing Committed Members shall have the option to acquire Cabled Eligible Residences (defined as all Eligible Residences within a RSA or MSA Part other than Non-Cabled Eligible Residences) for $5 per residence. This option may be exercised only by those Committed Members who elect to participate in the NRTC/DirecTv Joint Marketing Program as described in Section D below. The Cabled Eligible Residences must be within counties (in the case of RSA's) or zip codes (in the case of MSA Parts) already or concurrently acquired under the RSA or MSA Non-Cabled Territory Options.

     (2) The Cabled Eligible Residence option may be exercised only with respect to all of the Cabled Eligible Residences within a particular
                     ---
          RSA county or MSA zip code.

     (3) Those Member/Affiliates who have acquired residences under the RSA Territory Option shall be entitled to a refund equal to $26.50 per Cabled Eligible Residence for each Cabled Eligible Residence within their acquired counties. HCG agrees that NRTC shall provide such refund from funds generated by new Committed Member Payments, and that HCG shall honor the residences acquired with such new Committed Member Payments as if they were paid directly to HCG.

C. Definition of NRTC/Newco Territories. If the $250M benchmark is reached, the territories controlled by NRTC/Newco shall be defined as follows:

     (1) All Cabled and Non-Cabled RSA residences other than those acquired prior to September 1, 1993.

     (2)  All Non-Cabled residences within all MSA Parts (i.e., the entire MSA
                                           ---
          Parts list) other than those acquired prior to September 1, 1993.

     (3) Those residences acquired prior to September 1, 1993 by Member/Affiliates, who have established a business relationship with NRTC/Newco.

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D.   NRTC/DirecTv Joint Marketing Program.  The parties will establish a joint marketing program incorporating the following key terms:

     (1)  National Package

          (a) DirecTv shall establish and price, after consultation with NRTC, a set of cable programming packages, which shall include Best of Cable programming (the "National Package(s)") to be made available for sale on an agency basis by retailers, TVRO dealers and sales marketing agents (SMA's).

          (b)  When a National Package is sold by any DirecTv authorized agent
                                                  ----------------------------
               to a NRTC/Newco Territory resident, then the package (including price) shall be honored by NRTC/Newco for a minimum 12 month period.

          (c)  When a National Package is sold by a national DSS hardware
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               retailer (e.g., Sears, Circuit City) to a Committed Member
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               Territory resident, then the package (including price) shall be honored by the Committed Member for a minimum 12 month period. The Committed Member shall have the right to specify the price of Best of Cable portion of the National Package(s) for sale within the Committed Member's territory by non-national entities (e.g.,
                                                   ---------------------
               SMA's and/or TVRO dealers).

          (d) In all cases where a National Package is sold by a DirecTv authorized agent to a Committed Member Territory or NRTC/Newco Territory resident, such resident shall become a subscriber of the Committed Member or NRTC/Newco, and the Committed Member or NRTC/Newco shall be responsible for paying the agent's commission, which shall not exceed 10% of the purchase price, on the Best of Cable portion of the package.

          (e) If the National Package is sold or renewed by a national retailer to an NRTC Territory Resident at a price which is less than 85% of the local price set by NRTC/Newco or a Committed Member, then DirecTv shall pay to NRTC the difference between such national package price and 85% of the local price during the period in which such national package price is applicable.

          (f) If the National Package is sold or renewed by a local DirecTv authorized agent to a NRTC/Newco Territory Resident at a price which is less than 85% of the local price set by NRTC/Newco, then DirecTv shall pay to NRTC the difference between such national package price and 85% of the NRTC/Newco price during the period in which such national package price is applicable.

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     (2)  Commissions on DirecTv Programming

          (a)  Definitions

               (i) "Dealer Programming" is the set of DirecTv programming that DirecTv authorizes for sale by dealers.

               (ii) "Non-Dealer Programming" is all DirecTv programming other than Dealer Programming.

          (b)  For Committed Member Territory residences as of August 31, 1993:

               (i) Per the Distribution Agreement, NRTC will be paid 5% of total DirecTv programming revenues on an annual basis (both Dealer Programming and Non-Dealer Programming) from each NRTC-Registered Subscriber and Joint Subscriber within the territories. (This is paid regardless of whether NRTC/Member is responsible for DirecTv programming sale).

               (ii) NRTC will be paid an additional 5% commission on Dealer Programming sales made by NRTC and the Committed Members. Such commission shall be paid to NRTC on the same terms as DirecTv's other SMAs. This commission is paid only with respect to sales made by Committed Members participating in the joint marketing program and is contingent on NRTC and the Committed Member performing their respective SMA/agent responsibilities.

               (iii) If NRTC fails to pay DirecTv an additional $60M by August 31, 1993, then the 5% commission specified in clause (ii) above shall be reduced to 2%.

          (c)  For NRTC/Newco Territory Residences:

               (i) NRTC/Newco will be designated as the DirecTv SMA for co-ops and will be paid 10% of revenues from Dealer Programming sold by NRTC/Newco agents (provided NRTC/Newco performs all required SMA functions and responsibilities).

               (ii) NRTC/Newco will be paid 5% of Non-Dealer Programming revenues from each NRTC-Registered Subscriber and Joint Subscriber within NRTC/Newco Territories.

          (d)  Non-NRTC Territory Residences

               (i) DirecTv will authorize co-ops as DirecTv agents on a case-by-case basis either directly or through third party SMA's or

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               through NRTC, at DirecTv's sole discretion. Commissions will be based on DirecTv / SMA standard policies.

     (3)  Miscellaneous

          (a) The parties agree to negotiate in good faith concerning the establishment of a joint marketing fund.

          (b) NRTC shall ensure a sufficient level of Committed Member participation in the Joint Marketing Agreement such that no less than 90% of the aggregate Committed Member Residences in all acquired territories are represented by participating Members. If the 90% level is not attained prior to November 15, 1993, HCG shall have the option to terminate or renegotiate the terms and conditions of the Joint Marketing Agreement. The termination or renegotiation of the Joint Marketing Agreement shall not otherwise effect:

               (i) Committed Member rights under the Agreement to serve Committed Member Residences previously acquired by Committed Members.

               (ii)   NRTC/Newco participation in the Joint Marketing Agreement.

          (c) The Joint Marketing Agreement shall commence at its execution and continue until December 31, 1995.

The terms and conditions contained in this letter shall be subsequently formalized in both an amendment to the Agreement and a fully executed Joint Marketing Agreement. Per your request, we have attached a draft of our SMA Agreement and a listing of the territories in which the SMA's will be authorized.

Regards,

James B. Ramo
HCG

Acknowledged and Agreed To:

B. R. Phillips III
NRTC

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